                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                               PHIBRO-TECH, INC.

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

         PHIBRO-TECH, INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST:   FOURTH of the Corporation's Certificate of Incorporation is
hereby amended to read in its entirety as set forth below:

         FOURTH: 1. Classes of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is five thousand seven hundred and sixty (5,760), (a) divided into two classes of common stock, consisting of (i) four thousand (4,000) shares of Class A Common Stock, par value of one cent ($0.01) per share and (ii) seven hundred and sixty (760) shares of Class B Common Stock, par value of one cent ($0.01) per share (together, the "Common Stock") and (b) one thousand (1,000) shares of Preferred Stock having a par value of one cent ($0.01) per share (the
"Preferred Stock").

         2. Series of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with the authority to designate by resolution or resolutions the powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitation or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price or liquidation preference, or any series of Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

         3. Identical Rights. Except as otherwise set forth in this article F0URTH, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences and rights, and the same qualifications, limitations and restrictions thereof.

         4. Dividends. No dividends shall be declared or paid on Class B Common Stock prior to June 30, 2004, other than stock dividends payable in shares of Class B Common Stock to the extent necessary to preserve the proportionate investments of certain management executives of the Corporation and Philipp Brothers Chemicals, Inc. ("PBC") to whom the shares of Class B Common Stock are to be sold pursuant to certain Subscription Agreements dated as of December 30, 1994, provided however, that at no time shall the number of shares of Class B Common Stock issued and outstanding exceed 16% of the aggregate number of issued and outstanding shares of the class or classes of stock of the Corporation entitled to elect a majority of the Board of Directors of the Corporation.

         5. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, no dividends, distributions or other payments shall be made to holders of the Class B Common Stock until all claims of the holders of the 11.00% Senior Notes due June 29, 2004 originally issued by PBC on September 2, 1994 (the "PBC Notes"), on and with respect to the PBC Notes, shall have been satisfied in full.


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         6. Subdivision and Combination. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided and combined.

         7. Conversion. Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the earlier of (a) June 30, 2004 and (b) 91 days following the prepayment in full of the PBC Notes.

         The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purposes of issuance upon the conversion of the Class B Common Stock as provided above, such number of shares of Class A Common Stock as are then issuable upon the conversion of all outstanding shares of Class B Common Stock. All shares of Class A Common Stock which are issuable upon conversion shall, when issued, be duly and validly issued, fully paid and nonassessable and free from liens and charges. The Corporation shall take all such action as may be reasonably necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any law or any regulation, rule or other requirement of any governmental authority applicable to the Corporation.

         SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: On the date this Certificate of Amendment becomes effective, each of the four thousand shares of the Corporation's common stock par value of one cent ($0.01) per share, authorized to be issued immediately prior to the effectiveness of this Certificate of Amendment, whether or not issued and outstanding, shall, without further action on the part of the Corporation or the respective holders thereof, be reclassified and changed into one share of Class A Common Stock, par value of one cent ($0.01) per share of the Corporation.

                  IN WITNESS WHEREOF, the Undersigned has caused this Certificate to be duly execute in its corporate name this 30th day of December, 1994.

PHIBRO-TECH, INC.

By:  /s/ I. David Paley
     ------------------
I. David Paley
President

ATTEST:

By:  /s/ Joseph M. Katzenstein
     -------------------------
Joseph M. Katzenstein
Secretary

STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/29/1993
933635312 -- 2238836

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ENTECH RECOVERY, INC.

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

         ENTECH RECOVERY, INC., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

         FIRST:   FIRST of the Corporation's Certificate of Incorporation is
hereby amended to read in its entirety as set forth below:

         FIRST:   The name of the corporation is PHIBRO-TECH, INC. (hereinafter the "Corporation").

         SECOND: FOURTH of the Corporation's certificate of Incorporation is hereby amended to read in its entirety as set forth below:

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is five thousand (5,000), of which four thousand (4,000) shares shall be Common Stock having a par value of one cent ($.0l) per share (the Common Stock" [sic]) and one thousand (1,000) shall be Preferred Stock having a par value of one cent ($.01) per share (the Preferred Stock").

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly rested [sic] with authority to designate, by resolution or resolutions the powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, or any series of Preferred Stock, and to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The number of authorized shares of any class or classes of stock may be increased or decreased (but not above the number of shares thereof then authorized or below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock at the Corporation entitled to vote.

         THIRD:  The foregoing amendments were duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name this 17th day of December, 1993.

Entech Recovery, Inc.

By:  /s/ I. David Paley
     ------------------
I. David Paley
President

ATTEST:

By:  /s/ Nathan Bistricer
     --------------------
Nathan Bistricer
Secretary

                         CERTIFICATE OF INCORPORATION
                                      OF
                             ENTECH RECOVERY, INC.

         The undersigned, a natural person for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

         FIRST:   The name of the corporation is:

                             Entech Recovery, Inc.

         SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is three thousand (3,000), of which two thousand 2, 000) shares shall be Common Stock having a par value of one cent ($.0l) per share (the "Common Stock") and one thousand (1,000) shall be Preferred Stock having a par value of one cent ($.01) per share (the "Preferred Stock").

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to designate by resolution or resolutions the powers, preferences and relative participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, including, without limitation the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference, or any series of Preferred Stock, constituting any such series and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The number of authorized shares of any class or classes of stock may be increased or decreased (but not above the number of shares thereof then authorized or below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote.

         FIFTH:   The name and mailing address of the sole incorporator is:

                  MAILING ADDRESS

                  Jill A.G. Rosenbluth
                  c/o Weil, Gotshal & Manges
                  767 Fifth Avenue
                  New York, New York 10153

         SIXTH:   The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

         EIGHTH: In furtherance and not in limitation of the powers conferred by Section 109 (a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend to repeal the by-laws of the corporation.

         NINTH: The corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended form [sic] time to time, all persons whom it may indemnify pursuant thereto.

         TENTH: No Director shall be personally liable to the corporation or any such holder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of Delaware or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or knowing violation of law or in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article TENTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such amendment repeal or adoption of an inconsistent provision. This Article TENTH shall neither eliminate nor limit the liability of a director for any act or omission occurring prior to the adoption of this Article TENTH.

         ELEVENTH: Election of directors need not be by written ballot.

         TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred by the stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 9th day of August 1990.

/s/ Jill A. G. Rosenbluth
-------------------------
Jill A. G. Rosenbluth
Sole Incorporator